Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-179430, 333-199885, 333-221294, and 333-249896) of Ironwood Pharmaceuticals, Inc.;

(2)	Registration Statement (Form S-8 No. 333-231887) pertaining to the 2019 Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(3)	Registration Statements (Form S-8 Nos. 333-189340, 333-197875, 333-206228, 333-213001, 333-219670, 333-226613, and 333-231890) pertaining to the Amended and Restated 2010 Employee Stock Purchase Plan of Ironwood Pharmaceuticals, Inc.;

(4)	Registration Statements (Form S-8 Nos. 333-184396, 333-189339, 333-197874, 333-206227, 333-213002, and 333-219669, and 333-226612) pertaining to the Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(5)	Registration Statement (Form S-8 No. 333-165230) pertaining to the 2010 Employee Stock Purchase Plan of Ironwood Pharmaceuticals, Inc.;

(6)	Registration Statement (Form S-8 No. 333-165231) pertaining to the 2010 Employee, Director and Consultant Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(7)	Registration Statement (Form S-8 No. 333-165228) pertaining to the Amended and Restated 2005 Stock Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(8)	Registration Statement (Form S-8 No. 333-165229) pertaining to the Amended and Restated 2002 Stock Incentive Plan of Ironwood Pharmaceuticals, Inc.; and

(9)	Registration Statement (Form S-8 No. 333-165227) pertaining to the 1998 Amended and Restated Stock Option Plan of Ironwood Pharmaceuticals, Inc.;

of our report dated April 18, 2023 (except for Note 2.1, as to which the date is September 11, 2023), relating to the consolidated financial statements of VectivBio Holding AG as of and for the year ended December 31, 2022, 2021, and 2020 appearing in this Current Report on Form 8-K/A of Ironwood Pharmaceuticals, Inc.

/s/ Ernst & Young AG

Basel, Switzerland
September 11, 2023